UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 25, 2003

                        DIGITAL BROADBAND NETWORKS, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-25658                 84-1357927
(State or Other Jurisdiction   (Commission File No.)      (I.R.S. Employer
     of Incorporation)                                   Identification No.)

                  Suite 11.02 Menara Merais, No. 1, Jalan 19/3
                     46300 Petaling Jaya, Selangor, Malaysia
               (Address of Principal Executive Offices) (Zip Code)

     Registrant's telephone number, including area code: 011 (603) 7956 7026

                                 Not Applicable
          (Former name or former address, if changed since last report)


Item 2.  Acquisition or Disposition of Assets.

On August 25, 2003, Digital Broadband Networks, Inc., ("DBN") completed its acquisition of the entire outstanding common stock of Convergent Technologies, Inc. ("Convergent"), a Delaware corporation. The acquisition was consummated pursuant to a Purchase Agreement, dated May 19, 2003, by and among DBN and the stockholders of Convergent (the "Purchase Agreement").

The purchase price for the acquisition was $2.6 million. Under the Agreement, Convergent's stockholders will receive $500,000 cash and 500,000 shares of Series A Preferred Stock, par value $0.10 per share, which will have voting rights. The purchase price was determined pursuant to the Purchase Agreement.

DBN funded the acquisition using internally generated funds. The acquisition will be accounted for as a purchase transaction for accounting purposes.

Convergent owns properties in London, United Kingdom and Perth, Australia for investment purposes. DBN plans to use Convergent as a vehicle to implement biometric security related projects in the United States. In addition, DBN intends to utilize Convergent's office suite in London, United Kingdom as its European branch office. Convergent's office suite in Perth, Australia will be retained by DBN for investment purposes.

The Purchase Agreement, including the purchase price, was negotiated at arm's length between DBN and stockholders of Convergent. Neither DBN nor Convergent or any director or officer of DBN or Convergent was affiliated with or had a material relationship with each other.

A copy of the press release announcing the completion of the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein. The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business and other matters contained in the press release are "forward-looking" rather than "historic."


Item 7.  Financial Statements, Pro Forma Financial Statement and Exhibits

          (a)  Financial Statements of businesses acquired

               The financial statements of Convergent Technologies Inc. required to be filed as part of this report will be filed by DBN by amendment to this report as soon as practicable, but not later than November 8, 2003.

          (b)  Pro forma financial information

               The pro forma financial information required to be filed as part of this report will be filed by DBN by amendment to this report as soon as practicable, but not later than November 8, 2003.

          (c)  Exhibits

          2.1 Purchase Agreement, dated as of May 19, 2003, by and among Digital Broadband Networks, Inc. and stockholders of Convergent Technologies, Inc.

          99.1 Press Release dated August 25, 2003

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DIGITAL BROADBAND NETWORKS, INC.
                                                     (Registrant)



                                        /s/ Patrick Soon-Hock Lim
Date: August 26, 2003              By:  _________________________
                                            Patrick Soon-Hock Lim
                                            Chairman and Chief Executive Officer





                                  EXHIBIT INDEX

The following exhibits are filed as part of this report:


Exhibit No.        Description
-----------        -----------
2.1                Purchase Agreement, dated as of May 19, 2003, by and among
                   Digital Broadband Networks, Inc. and stockholders of
                   Convergent Technologies, Inc.

99.1               Press Release dated August 25, 2003